Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Globe Specialty Metals, Inc.:
We consent to the use of our report dated October 5, 2009 with respect to the consolidated balance sheet of Globe Specialty Metals, Inc. and subsidiary companies as of June 30, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the three years then ended, included herein in the Registration Statement No. 333-160973, Amendment No. 1.
We consent to the use of our report dated July 18, 2008 with respect to the consolidated balance sheet of Globe Metallurgical, Inc. and subsidiaries (Predecessor) as of November 12, 2006, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income, and cash flows for the period from July 1, 2006 to November 12, 2006, included herein in the Registration Statement No. 333-160973, Amendment No. 1.
We consent to the reference to our firm under the heading “Experts” in the Registration Statement No. 333-160973, Amendment No. 1.
/s/ KPMG LLP
Columbus, Ohio
October 8, 2009